                                                                    Exhibit 4(w)


                                    Met Logo
                       Metropolitan Life Insurance Company
                   One Madison Avenue, New York, NY 10010-3690

                                   ENDORSEMENT

1)  Enhanced Free Corridor

This Endorsement amends your annuity contract to allow more than one withdrawal in a contract year, free of withdrawal charges, if the total amount withdrawn equals 10 percent or less of your Account Balance. Currently, your contract allows for a 10 percent "free corridor" whereby you can withdraw up to 10 percent of your Account Balance free of withdrawal charges for the first withdrawal in a contract year.

How It Works: If your first withdrawal in a contract year is less than 10 percent of your Account Balance, you may now make additional withdrawals during that contract year without incurring withdrawal charges, provided that the total of your withdrawal percentages is 10 percent or less. A percentage is determined separately for each withdrawal.

Example: If you withdraw $1,000 when your Account Balance is $20,000, this would be a 5.00 percent withdrawal. If you make an additional withdrawal (during the same contract year) when your Account Balance is $19,000 (assumes no change in Account Balance), $950 could be withdrawn (5.00 percent of $19,000) free of withdrawal charges.

2)  The Systematic Withdrawal Program

This Endorsement also amends the payment period for your annuity contract's Systematic Withdrawal Program, in order to align it with your contract year. The Systematic Withdrawal Program enables you to make withdrawals from your contract monthly, quarterly, semiannually or annually. Your systematic withdrawal is considered a single withdrawal each period made in a series of payments. You may receive these withdrawal payments as a specific dollar amount or a percentage of your Account Balance. You may stop the Systematic Withdrawal Program at any time, but you may restart it only once each contract year.

How It Works: If you select systematic withdrawals as a percentage of your Account Balance, you will be paid the full percentage for the remainder of the contract year. On the date of the first payment after the next contract anniversary, we will recalculate the amount of your withdrawal under the Systematic Withdrawal Program based on the Account Balance at that time. If you select systematic withdrawals as a dollar amount, the full amount paid out during the contract year will be treated as though it was paid out on the date of your first systematic withdrawal payment, for the purpose of applying the 10 percent exemption from contract withdrawal charges.


R.S. 1222 (37PP-90(NQ-1),38PP-90(IRA-1))

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Example: If your Account Balance is $12,000 and you request a 10 percent withdrawal under the Systematic Withdrawal Program to be paid monthly, you will receive: $100 per month if there are 12 months in that contract year; $200 per month if there are six months left in that contract year; or $1,200 per month if there is one month left in that contract year. If you ask for $100 per month, we will pay this amount until you tell us to change it (or until your Account Balance is used up if sooner). We will do so regardless of contract years or what amounts you are allowed to withdraw without a withdrawal charge in later contract years.

                                                            /s/ Louis J. Ragusa

                                                                    Exhibit 4(w)

                                    Met Logo
                       Metropolitan Life Insurance Company
                   One Madison Avenue, New York, NY 10010-3690

                                   ENDORSEMENT

1)  Enhanced Free Corridor

This Endorsement amends your annuity contract to allow more than one withdrawal in a contract year, free of withdrawal charges, if the total amount withdrawn equals 10 percent or less of your Account Balance. Currently, your contract allows for a 10 percent "free corridor" whereby you can withdraw up to 10 percent of your Account Balance free of withdrawal charges for the first withdrawal in a contract year.

How It Works: If your first withdrawal in a contract year is less than 10 percent of your Account Balance, you may now make additional withdrawals during that contract year without incurring withdrawal charges, provided that the total of your withdrawal percentages is 10 percent or less. A percentage is determined separately for each withdrawal.

Example: If you withdraw $1,000 when your Account Balance is $20,000, this would be a 5.00 percent withdrawal. If you make an additional withdrawal (during the same contract year) when your Account Balance is $19,000 (assumes no change in Account Balance), $950 could be withdrawn (5.00 percent of $19,000) free of withdrawal charges.

2)  The Systematic Withdrawal Program

This Endorsement also amends the payment period for your annuity contract's Systematic Withdrawal Program, in order to align it with your contract year. The Systematic Withdrawal Program enables you to make withdrawals from your contract monthly, quarterly, semiannually or annually. Your systematic withdrawal is considered a single withdrawal each period made in a series of payments. You may receive these withdrawal payments as a specific dollar amount or a percentage of your Account Balance. You may stop the Systematic Withdrawal Program at any time, but you may restart it only once each contract year.

Your 10 percent free corridor is available each contract year under the Systematic Withdrawal Program, whether you request a percentage of your Account Balance or a specific dollar amount for your systematic withdrawal payments. You may change the percentage amount or dollar amount each succeeding contract year or once during each contract year by stopping and then restarting systematic withdrawals.

How It Works: If you select systematic withdrawals as a percentage of your Account Balance, you will be paid the full percentage for the remainder of the contract year. On the date of the first payment after the next contract anniversary, we will recalculate the amount of your withdrawal


R.S.1222NJ

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under the Systematic Withdrawal Program based on the Account Balance at that time. If you select systematic withdrawals as a dollar amount, the full amount paid out during the contract year will be treated as though it was paid out on the date of your first systematic withdrawal payment, for the purpose of applying the 10 percent exemption from contract withdrawal charges.

Example: Assuming your Account Balance is $12,000 with no prior withdrawals in the contract year and you request a 10 percent withdrawal under the Systematic Withdrawal Program to be paid monthly, you will receive: $100 per month if there are 12 months in that contract year; $200 per month if there are six months left in that contract year; or $1,200 per month if there is one month left in that contract year.

Assuming your Account Balance is $12,000 with no withdrawals during the contract year, and you request $100 per month with six months remaining in your contract year, we will calculate that you have requested 5 percent of your Account Balance for that contract year and pay you the monthly amount requested. You would still be eligible for another 5 percent withdrawal in the same contract year without withdrawal charges. In the next contract year, we would continue to pay you $100 monthly, unless you requested another amount.

                                                           /s/ Louis J. Ragusa

                                                                    Exhibit 4(w)

                                    Met Logo
                       Metropolitan Life Insurance Company
                   One Madison Avenue, New York, NY 10010-3690

                                   ENDORSEMENT

Enhanced Free Corridor

This Endorsement amends your annuity contract to allow more than one withdrawal in a contract year, free of withdrawal charges, if the total amount withdrawn equals 10 percent or less of your Account Balance. Currently, your contract allows for a 10 percent "free corridor" whereby you can withdraw up to 10 percent of your Account Balance free of withdrawal charges for the first withdrawal in a contract year.

How It Works: If your first withdrawal in a contract year is less than 10 percent of your Account Balance, you may now make additional withdrawals during that contract year without incurring withdrawal charges, provided that the total of your withdrawal percentages is 10 percent or less. A percentage is determined separately for each withdrawal.

Example: If you withdraw $1,000 when your Account Balance is $20,000, this would be a 5.00 percent withdrawal. If you make an additional withdrawal (during the same contract year) when your Account Balance is $19,000 (assumes no change in Account Balance), $950 could be withdrawn (5.00 percent of $19,000) free of withdrawal charges.

                                                          /s/ Louis J. Ragusa


R.S.1232


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                                                                    Exhibit 4(w)

                                    MET LOGO
                       Metropolitan Life Insurance Company
                   One Madison Avenue, New York, NY 10010-3690

                                   ENDORSEMENT

1)  Enhanced Free Corridor

This Endorsement amends your annuity certificate to allow more than one withdrawal in a certificate year, free of withdrawal charges, if the total amount withdrawn equals 10 percent or less of your Account Balance. Currently, your certificate allows for a 10 percent "free corridor" whereby you can withdraw up to 10 percent of your Account Balance free of withdrawal charges for the first withdrawal in a certificate year.

How It Works: If your first withdrawal in a certificate year is less than 10 percent of your Account Balance, you may now make additional withdrawals during that certificate year without incurring withdrawal charges, provided that the total of your withdrawal percentages is 10 percent or less. A percentage is determined separately for each withdrawal.

Example: If you withdraw $1,000 when your Account Balance is $20,000, this would be a 5.00 percent withdrawal. If you make an additional withdrawal (during the same certificate year) when your Account Balance is $19,000 (assumes no change in Account Balance), $950 could be withdrawn (5.00 percent of $19,000) free of withdrawal charges.

2)  The Systematic Withdrawal Program

This Endorsement also amends the payment period for your annuity certificate's Systematic Withdrawal Program, in order to align it with your certificate year. The Systematic Withdrawal Program enables you to make withdrawals from your certificate monthly, quarterly, semiannually or annually. Your systematic withdrawal is considered a single withdrawal each period made in a series of payments. You may receive these withdrawal payments as a specific dollar amount or a percentage of your Account Balance. You may stop the Systematic Withdrawal Program at any time, but you may restart it only once each certificate year.

G.20247-573

How It Works: If you select systematic withdrawals as a percentage of your Account Balance, you will be paid the full percentage for the remainder of the certificate year. On the date of the first payment after the next certificate anniversary, we will recalculate the amount of your withdrawal under the Systematic Withdrawal Program based on the Account Balance at that time. If you select systematic withdrawals as a dollar amount, the full amount paid out during the certificate year will be treated as though it was paid out on the date of your first systematic withdrawal payment, for the purpose of applying the 10 percent exemption from certificate withdrawal charges.

Example: If your Account Balance is $12,000 and you request a 10 percent withdrawal under the Systematic Withdrawal Program to be paid monthly, you will receive: $100 per month if there are 12 months in that certificate year; $200 per month if there are six months left in that certificate year; or $1,200 per month if there is one month left in that certificate year. If you ask for $100 per month, we will pay this amount until you tell us to change it (or until your Account Balance is used up if sooner). We will do so regardless of certificate years or what amounts you are allowed to withdraw without a withdrawal charge in later certificate years.


     -S-

Louis J. Ragusa
Vice-President & Secretary